Exhibit 21.1   List of Subsidiaries

                           Subsidiaries of the Company

                                                                                           Percentage
Name of Subsidiary                                                     Country of          of Ownership
                                                                       Incorporation      (if less than 100%)

Taitron Components Mexico, S.A. de C.V.                                Mexico                   60%
Taitron Components Taiwan Branch (U.S.A.)                              Taiwan
Taitron Components Incorporated e Representacoes do Brasil LTDA        Brazil
Taitron Components Incorporated -Shanghai Representative Office        China

Exhibit 23.1 Consent of Independent Registered Public Accounting Firm - Haskell & White LLP

            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 33-94102, of Taitron Components Incorporated on Form S-8 of our report dated March 9, 2006, appearing in the Annual Report on Form 10-KSB of Taitron Components Incorporated for the year ended December 31, 2005.

                                                   /s/ Haskell & White LLP

Irvine, California
March 31, 2006